UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On October 30, 2015, Western Refining Logistics, LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement, dated October 30, 2015 (the “Contribution Agreement”), by and among the Partnership, Western Refining, Inc., Western Refining Southwest, Inc., a wholly-owned subsidiary of Western (“WRSW”), and Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). Pursuant to the terms of the Contribution Agreement, the Partnership acquired Western’s 375-mile segment of the TexNew Mex Pipeline (such segment, the “Contributed TexNew Mex Pipeline”), an 80,000 barrel crude oil storage tank located in Star Lake, New Mexico, and certain other related assets (collectively, the “Contributed Assets”), in exchange for consideration comprised of $170 million in cash, the issuance of 421,031 common units representing limited partner interests in the Partnership and the issuance of 80,000 units of a newly created class of limited partner interests in the Partnership, referred to as the “TexNew Mex Units” (the transactions contemplated by the Contribution Agreement, the Amendment to the Pipeline Agreement and the Second A&R Partnership Agreement (each as defined below), the “Transaction”). The cash portion of the consideration was funded with $25 million in cash and $145 million of borrowings under the Partnership’s existing credit facility.

The transactions contemplated by the Contribution Agreement were consummated on October 30, 2015. The Contribution Agreement contains customary representations and warranties regarding the assets of WRSW and the Transaction, as well as customary indemnity provisions. The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Contribution Agreement. In addition, the Partnership has agreed, subject to certain exceptions, to assume the liabilities arising from the ownership and operation of the Contributed Assets and has agreed to indemnify Western with respect to such assumed liabilities.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated in this Item 1.01 by reference.

Amendment to the Pipeline Agreement

In connection with the Transaction, on October 30, 2015, the Partnership’s wholly-owned subsidiary, Western Refining Pipeline, LLC (“WRP”) entered into Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated as of October 16, 2013, with Western Refining Company, L.P. (“WRC”) and WRSW (the “Amendment to the Pipeline Agreement”). Among other things, the Amendment to the Pipeline Agreement amends the scope of the existing agreement to include the provision of storage services and a minimum volume commitment of approximately 80,000 barrels of storage at the Star Lake storage tank. In this Amendment to the Pipeline Agreement, WRSW and WRC also agreed to provide a minimum volume commitment of 13,000 barrels per day (bpd) of crude oil on the Contributed TexNew Mex Pipeline for 10 years from the date of the Amendment to the Pipeline Agreement.

With respect to the provision of the Contributed TexNew Mex Pipeline transportation services, which will be provided pursuant to the terms of a FERC tariff, the Partnership will invoice Western for fees owed on a monthly basis. If the actual invoice amount is less than the minimum fee due for such month based on the volume commitments described above, the Partnership will invoice that amount to Western as a “shortfall.” The amount of any shortfall payment paid by Western for Contributed TexNew Mex Pipeline transportation services will be credited against any amounts owed by Western for the transportation of volumes in excess of the volumes underlying the minimum monthly fee for Contributed TexNew Mex Pipeline transportation services during any of the succeeding twelve months. Following such twelve-month period, any remaining portion of that shortfall credit will expire.

The foregoing description of the Amendment to the Pipeline Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Second A&R Partnership Agreement

In connection with the Transaction, the General Partner adopted certain amendments to the First Amended and Restated Agreement of Limited Partnership of the Partnership by adopting the Second Amended and Restated Agreement of Limited Partnership (the “Second A&R Partnership Agreement”). The amendments contained in the Second A&R Partnership Agreement create a new class of limited partner interests in the Partnership, referred to as the “TexNew Mex Units.” The TexNew Mex Units have a deemed initial issue price of $1,000 per unit. The Second A&R Partnership Agreement sets forth the rights, preferences and obligations of the TexNew Mex Units, as further described below.

The Second A&R Partnership Agreement provides for the creation of the “TexNew Mex Shared Segment,” which will reflect the financial and operating results of the Contributed TexNew Mex Pipeline. The TexNew Mex Units are generally entitled to participate in 80% of the economics attributable to the TexNew Mex Shared Segment resulting from crude oil throughput on the Contributed TexNew Mex Pipeline above the 13,000 barrels per day contemplated by the commitment in the Amendment to Pipeline Agreement.

Each quarter, to the extent there is sufficient available cash from operating surplus under the Second A&R Partnership Agreement, WRSW as the sole holder of the TexNew Mex Units, will be entitled to receive a distribution equal to 80% of the excess of TexNew Mex Shared Segment Distributable Cash Flow over the TexNew Mex Base Amount. Such terms are generally defined in the Second A&R Partnership Agreement as follows:

•	“TexNew Mex Base Amount” means, initially, for each quarter:

•	the product of (i) 13,000 multiplied by (ii) the number of days in the applicable quarter multiplied by (iii) the weighted-average tariff applicable to the Contributed TexNew Mex Pipeline with respect to such quarter, minus

•	the lesser of (i) operating expenses attributable to the TexNew Mex Shared Segment for such quarter and (ii) target quarterly operating expenses for the TexNew Mex Shared Segment, which initially equals $1,050,000, subject to inflation adjustments, minus

•	the lesser of (i) maintenance capital expenditures attributable to the TexNew Mex Shared Segment for such quarter and (ii) target quarterly maintenance capital expenditures for the TexNew Mex Shared Segment, which initially equals $475,000, subject to inflation adjustments;

provided, however, that if at any time the Conflicts Committee approves an adjustment to the TexNew Mex Base Amount with the consent of holders of a majority of the TexNew Mex Units, such adjusted amount shall be the TexNew Mex Base Amount.

•	“TexNew Mex Shared Segment Distributable Cash Flow” means, for each quarter:

•	the product of (i) average daily volumes of crude oil transported on the Contributed TexNew Mex Pipeline during such quarter multiplied by (ii) the number of days in such quarter multiplied by (iii) the weighted-average tariff applicable to the Contributed TexNew Mex Pipeline with respect to such quarter, minus

•	operating expenses attributable to the TexNew Mex Shared Segment for such quarter, minus

•	maintenance capital expenditures attributable to the TexNew Mex Shared Segment for such quarter;

•	plus any increase or minus any decrease in deferred revenue attributable to the TexNew Shared Segment with respect to such quarter, plus

•	any revenue attributable to the TexNew Mex Shared Segment during such quarter due to the expiration of any TexNew Mex Credits (as such term is defined in the Amendment to the Pipeline Agreement) or similar credits contemplated by any other transportation agreement entered into by the Partnership and its subsidiaries with respect to the provision of transportation services on the Contributed TexNew Mex Pipeline.

Holders of TexNew Mex Units will generally not have voting rights, except for limited voting rights related to amendments to the rights of the TexNew Mex Units, the issuance of partnership securities senior to the TexNew Mex Units or additional TexNew Mex Units, the sale of the Contributed TexNew Mex Pipeline, and the reservation by the Partnership of any distribution amounts to which the holders of TexNew Mex Units would otherwise be entitled.

The TexNew Mex Units are perpetual and have no rights of redemption or of conversion. No holder of any TexNew Mex Unit may transfer any or all of the TexNew Mex Units held by such holder without the prior written approval of the General Partner, unless the transfer either (A) is to an affiliate of the holder or (B) is to any person who is, or will be substantially concurrently with the completion of the transfer, an affiliate of the General Partner.

The description of the Second A&R Partnership Agreement set forth in Item 1.01 is not complete and is qualified in its entirety by reference to the full and complete terms of the Second A&R Partnership Agreement, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated in this Item 1.01 by reference.

The terms of the Transaction were unanimously approved on behalf of the Partnership by the Conflicts Committee. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership was fair to the Partnership and its subsidiaries and the unaffiliated common unitholders of the Partnership from a financial point of view.

Relationships

Each of the Partnership, the General Partner, WRP, WRC and WRSW is a direct or indirect subsidiary or affiliate of Western. As a result, certain individuals, including officers and directors of Western and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly-owned subsidiaries 8,579,623 common units (including 421,031 common units issued to Western in connection with the closing of the Transaction) representing limited partner interests of the Partnership and 22,811,000 of the subordinated units representing limited partner interests in the Partnership. As a result of the Transaction, Western also owns through its wholly-owned subsidiary, WRSW, 80,000 TexNew Mex Units. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance and sale by the Partnership of the common units representing limited partner interests in the Partnership and the newly created TexNew Mex Units (collectively, the “Issued Units”) to Western is incorporated herein by reference. This private placement of the Issued Units issued pursuant to the Contribution Agreement and in accordance with the Second A&R Partnership Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 regarding the adoption of the Second A&R Partnership Agreement is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 1.01 regarding the adoption of the Second A&R Partnership Agreement is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On November 2, 2015, the Partnership and Western issued a joint press release announcing the consummation of the Transaction, including entry into the Amendment to the Pipeline Agreement and the Second A&R Partnership Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Partnership will file the financial statements required by Rule 3-05(b) of Regulation S-X by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date on which this Current Report was required to be filed.

(b) Pro forma financial information.

The Partnership will file the pro forma financial statements required by Article 11 of Regulation S-X by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date on which this Current Report was required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated October 30, 2015, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

3.1	Second Amended and Restated Agreement of Limited Partnership of Western Refining Logistics, LP, dated October 30, 2015.

10.1†	Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated October 30, 2015, by and among Western Refining Company, L.P., Western Refining Southwest, Inc. and Western Refining Pipeline, LLC.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 2, 2015. Such provisions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING LOGISTICS, LP
By: Western Refining Logistics GP, LLC, its general partner

Dated: November 2, 2015	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Executive Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated October 30, 2015, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

3.1	Second Amended and Restated Agreement of Limited Partnership of Western Refining Logistics, LP, dated October 30, 2015.

10.1†	Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated October 30, 2015, by and among Western Refining Company, L.P., Western Refining Southwest, Inc. and Western Refining Pipeline, LLC.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 2, 2015. Such provisions have been filed separately with the Securities and Exchange Commission.